Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)
Quarters ended September 30,

Primary                                                   1995        1994
Earnings:
 Net earnings                                          $ 2,930      $ 3,867
 Deduct dividends on preference stock                      633          636

 Net earnings applicable to common stock               $ 2,297      $ 3,231

Shares:
 Weighted average number of common
  shares outstanding                                    14,700       14,863
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                                    189           64
 Weighted average number of shares
  outstanding, as adjusted                              14,889       14,927

Primary earnings per share                             $  0.15      $  0.22

Fully diluted
Earnings:
 Net earnings                                          $ 2,930      $ 3,867
 Deduct dividends on preference stock (1)                  633          636

 Net earnings applicable to common stock               $ 2,297      $ 3,231

Shares:
 Weighted average number of common
  shares outstanding                                    14,700       14,863
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                          189          101

 Weighted average number of shares
 outstanding, as adjusted                               14,889       14,964

Fully diluted earnings per share                       $  0.15      $  0.22






                                    -19-

Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                                  Quarters ended September 30,
 Additional Fully Diluted Computation (2)                 1995         1994
Earnings:
 Net earnings                                          $ 2,930      $ 3,867

Shares:
 Weighted average number of common shares
  outstanding                                           14,700       14,863
Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                              189          101
 Shares issuable from assumed exercise of
  convertible preference stock                           1,682        1,695

 Weighted average number of shares
  outstanding, as adjusted                              16,571       16,659

Fully diluted earnings per share                       $  0.18      $  0.23

(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.





















                                    -20-
Exhibit 11. Statement Re Computation of Per Share Earnings

(In 000's, except per share data)
Nine Months ended September 30,
Primary                                                   1995         1994
Earnings:
 Earnings before cumulative effect of
  accounting change                                    $ 8,183      $ 5,745
 Deduct dividends on preference stock                    1,901        1,909

 Earnings before cumulative effect of accounting
  change applicable to common stock                      6,282        3,836
 Cumulative effect of accounting change                     --       (1,361)

 Net earnings applicable to common stock               $ 6,282      $ 2,475

Shares:
 Weighted average number of common
  shares outstanding                                   14,771        14,858
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the average market
  price for the period)                                   125            74
 Weighted average number of shares
  outstanding, as adjusted                             14,896        14,932

Primary earnings (loss) per share:
 Operations                                           $  0.42       $   .26
 Cumulative effect of accounting change                    --         (0.09)

 Net earnings per share                               $  0.42       $   .17

Fully diluted
Earnings:
 Net earnings                                         $ 8,183       $ 4,384
 Deduct dividends on preference stock (1)               1,901         1,909

 Net earnings applicable to common stock              $ 6,282       $ 2,475

Shares:
 Weighted average number of common
  shares outstanding                                   14,771        14,858
 Dilutive effect of outstanding
  options and rights (as determined
  by the application of the treasury
  stock method at the higher of the
  closing or the average market price
  for the period)                                         125           101

 Weighted average number of shares
 outstanding, as adjusted                              14,896        14,959

                                    -21-

Exhibit 11. Statement Re Computation of Per Share Earnings (continued)

(In 000's, except per share data)
                                               Nine Months ended September 30,
                                                         1995          1994

Fully diluted earnings (loss) per share:
 Operations                                            $  0.42      $  0.26
 Cumulative effect of accounting change                     --       (0.09)

Net earnings per share                                 $  0.42      $  0.17

Additional Fully Diluted Computation (2)
Earnings:
 Net earnings                                         $  8,183      $ 4,384

Shares:
 Weighted average number of common shares
  outstanding                                           14,771       14,858
 Dilutive effect of outstanding options and
  rights (as determined by the application of
  the treasury stock method at the higher of
  the closing or average market price for
  the period)                                              125           70
 Shares issuable from assumed exercise of
  convertible preference stock                           1,686        1,698

 Weighted average number of shares
  outstanding, as adjusted                              16,582       16,626

Fully diluted earnings per share                      $   0.49      $  0.26

(1) The inclusion of preference stock in the fully dilutive computation would have an anti-dilutive effect on earnings per share.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934, Regulation S-K, paragraph 229.601 (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.













                                    -22-